Exhibit 10.1

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (“Third Amendment”) is dated as of August 12, 2021 by and between 131 Hartwell LLC, a Massachusetts limited liability company (“Landlord”), successor-in-interest to WLC Three VI, L.L.C., a Delaware limited liability company (“Original Landlord”) and Aldeyra Therapeutics, Inc. (“Tenant”), a Delaware corporation.

WHEREAS, Original Landlord, and Tenant are parties to a lease dated September 20, 2017 (“Original Lease”) regarding certain premises consisting of the “Original Premises” as defined therein; and

WHEREAS, Original Landlord and Original Tenant amended the Original Lease by First Amendment to Lease dated November 27, 2017 adding the “Phase III Premises” as defined therein, that increased the Premises to 9,351 RSF; and by Second Amendment to Lease dated October 7, 2020, extending the Term; and

WHEREAS, Landlord has acquired the interest of Original Landlord; and

WHEREAS, Landlord and Tenant desire to further amend the Lease as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the receipt and legal sufficiency of which are hereby acknowledged, the Landlord and Tenant agree as follows:

1. Defined Terms. Capitalized Terms used but not defined herein shall have the meaning set forth in the Lease. The Original Lease, as amended by the First Amendment and by the Second Amendment, shall hereinafter be referred to as the “Lease”.

2. Extension of Term. The Term of the Lease is hereby extended for a period commencing January 1, 2022 (the “Extended Term Commencement Date”) through and including June 30, 2023 (the “Third Amendment Extended Term”).

3. Base Rent. Commencing on the Extended Term Commencement Date, Tenant shall pay Base Rent in accordance with the terms of the Lease as follows:

Period Annual Base Rent Monthly Base Rent Rent PSF

1/1/22 – 12/31/22 $252,477.00 $21,039.75 $27.00

1/1/23 – 06/30/23 $257,152.50 $21,429.38 $27.50

In addition, Tenant shall pay all electricity used at the Premises in accordance with section 14 of the Lease.

4. Additional Option to Extend. Provided Tenant is not in default under the Lease either at the time of giving notice of its exercise of this additional option to extend or at the end of the Third Amendment Extended Term, Tenant may, by giving nine month’s written notice to

Landlord, extend the term of this Lease beyond the Third Amendment Extended Term for, at Tenant’s election, either an additional six (6) or twelve (12) months (the “Third Amendment Additional Extended Term”). If Tenant elects to exercise its option for the Third Amendment Additional Extended Term, then Rent shall be calculated as provided in Section 3 above but at a rate per square foot equal to $28.50.

5. Broker. Except for CBRE and Cushman & Wakefield, each party represents and warrants to the other that they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Amendment, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such Second person by reason of such party’s breach of their representation or warranty contained in this Amendment. Landlord will pay any commission due to the named brokers hereunder pursuant to a separate agreement subject to execution and delivery of this Amendment by Landlord and Tenant.

6. Miscellaneous.

(a) The Lease shall be modified such that each reference to the Lease contained therein shall be deemed to refer to the Lease as amended by this Third Amendment.

(b) Except as specifically modified or amended herein, the Lease remains unchanged and in full force and effect and is hereby ratified and confirmed in every respect.

(c) In the event of a conflict between this Third Amendment and the Lease, this Third Amendment shall control.

(d) This Third Amendment shall not be effective until it has been duly executed by the parties hereto.

(e) This Third Amendment may be executed in counterparts, which taken together shall constitute one and the same instrument.

7. Addresses for Notices. All notices sent by Landlord to Tenant shall be sent in accordance with the Lease to Tenant at the Premises.

All notices from Tenant to Landlord shall be sent in accordance with the Lease to:

131 Hartwell LLC

c/o Azad Legacy Partners

131 Hartwell Avenue

Lexington, MA 02421

Attn: Robert Parsekian

With a copy to:

Rubin and Rudman

c/o Paul Baccari, Esq.

53 State Street

Boston, MA 02109

Executed as a sealed instrument this 12th day of August 2021.

Landlord:

131 HARTWELL LLC

By: /s/ Robert Parsekian

Robert Parsekian

Authorized Person

Tenant:

Aldeyra Therapeutics, Inc.

By: /s/ Joshua Reed

Name: Joshua Reed

Title: Chief Financial Officer